Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 6, 2017 relating to the combined and consolidated financial statements and the financial statement schedule of MGM Growth Properties Operating Partnership LP appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

December 21, 2017